Filed Pursuant to Rule 424(b)(3)

Registration No. 333-155800

January 2012 Performance Update

The Frontier Fund Supplement Dated January 31, 2012 to Prospectus Dated April 30, 2011 and the Supplement to the Prospectus Dated January 31, 2012.

The Frontier Fund Class 2 Original

T H E  F RO N T I E R  F U N D ’ S  G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

January performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 2 Original	January 31, 2012 MTD	January 31, 2012 YTD	NAV/Unit
Balanced Series-2	-1.33%	-1.33%	$152.97
Balanced Series-2a	-1.29%	-1.29%	$126.69
Berkeley/Graham/Tiverton Series-2	-0.73%	-0.73%	$111.03
Currency Series-2	-0.11%	-0.11%	$87.51
Long/Short Commodity Series-2	-0.99%	-0.99%	$160.36
Winton/Graham Series-2	0.64%	0.64%	$130.54
Winton Series-2	0.66%	0.66%	$166.92

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

* The above table sets forth the actual performance for the Class and Series as of January 31, 2012. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

January 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$(1,850,282.40)
Unrealized trading gain/(loss)	1,293,507.96
Less: commissions	(88,476.73)
Less: FCM fees	(41,130.62)
Foreign currency gain/(loss)	(6,498.49)
Interest income	11,568.24

Total Income	(681,312.04)
EXPENSES
Management fees	61,755.39
Incentive fees	94,692.78

Total Expenses	156,448.17

Net Income (Loss)	$(837,760.21)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	408,792.70822	$63,372,567.52	155.02
Current month additions	25.48681	3,989.74
Current month redemptions	(2,850.79855)	(439,310.03)
Net Income (loss) for current month		(837,760.21)

Net Asset Value, end of current month	405,967.39648	$62,099,487.02	152.97

	Monthly rate of return		-1.32%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - Balanced Series 2

THE FRONTIER FUND BALANCED SERIES - 2a

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

January 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$(81,486)
Unrealized trading gain/(loss)	55,911
Less: commissions	(3,889)
Less: FCM fees	(1,806)
Foreign currency gain/(loss)	(293)
Interest income	4,007

Total Income	(27,555.74)
EXPENSES
Trading fees	2,540.61
Management fees	2,712.72
Incentive fees	4,069.96

Total Expenses	9,323.29

Net Income (Loss)	$(36,879.03)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	21,697.34932	$2,784,830.16	128.35
Current month additions	—	—
Current month redemptions	(686.58406)	(86,101.39)
Net Income (loss) for current month		(36,879.03)

Net Asset Value, end of current month	21,010.76526	$2,661,849.74	126.69

	Monthly rate of return		-1.29%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - Balanced Series 2a

THE FRONTIER FUND BERKELEY/GRAHAM/TIVERTON SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

January 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$(71,475.01)
Unrealized trading gain/(loss)	65,811.32
Less: commissions	(6,114.38)
Less: FCM fees	(2,848.62)
Foreign currency gain/(loss)	563.72
Interest income	743.54

Total Income	(13,319.43)
EXPENSES
Management fees	18,636.69
Incentive fees	—

Total Expenses	18,636.69

Net Income (Loss)	$(31,956.12)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	39,640.84543	$4,433,341.14	111.84
Current month additions	—	—
Current month redemptions	(270.03087)	(30,202.22)
Net Income (loss) for current month		(31,956.12)

Net Asset Value, end of current month	39,370.81456	$4,371,182.80	111.03

	Monthly rate of return		-0.73%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - Berkeley/Graham/Tiverton Series 2

THE FRONTIER FUND CURRENCY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

January 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$—
Unrealized trading gain/(loss)	(31.03)
Less: FCM fees	(55.32)
Interest income	(2.02)

Total Income	(88.37)
EXPENSES
Management fees	—
Incentive fees	—

Total Expenses	—

Net Income (Loss)	$(88.37)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	1,038.80439	$91,006.75	87.61
Current month additions	—	—
Current month redemptions	(139.39945)	(12,212.23)
Net Income (loss) for current month		(88.37)

Net Asset Value, end of current month	899.40494	$78,706.15	87.51

	Monthly rate of return		-0.12%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - Currency Series 2

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

January 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$(404,892.54)
Unrealized trading gain/(loss)	357,513.63
Less: commissions	(6,661.57)
Less: FCM fees	(5,935.38)
Foreign currency gain/(loss)	(351.61)
Interest income	16,946.31

Total Income	(43,381.16)
EXPENSES
Management fees	45,886.87
Incentive fees	1,161.87

Total Expenses	47,048.74

Net Income (Loss)	$(90,429.90)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	56,730.97058	$9,188,762.41	161.97
Current month additions	—	—
Current month redemptions	(396.53318)	(64,310.87)
Net Income (loss) for current month		(90,429.90)

Net Asset Value, end of current month	56,334.43740	$9,034,021.64	160.36

	Monthly rate of return		-0.99%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - Long/Short Commodity Series 2

THE FRONTIER FUND WINTON/GRAHAM SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

January 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$80,550.03
Unrealized trading gain/(loss)	(20,879.23)
Less: commissions	(3,148.93)
Less: FCM fees	(3,846.85)
Foreign currency gain/(loss)	2,136.31
Interest income	2,006.00

Total Income	56,817.33
EXPENSES
Management fees	20,151.28
Incentive fees	12.08

Total Expenses	20,163.36

Net Income (Loss)	$36,653.97

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	46,183.19861	$5,990,167.98	129.70
Current month additions	—	—
Current month redemptions	(1,599.57773)	(206,937.38)
Net Income (loss) for current month		36,653.97

Net Asset Value, end of current month	44,583.62088	$5,819,884.57	130.54

	Monthly rate of return		0.65%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - Winton/Graham Series 2

THE FRONTIER FUND WINTON SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

January 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$(11,643.55)
Unrealized trading gain/(loss)	107,174.74
Less: commissions	(725.12)
Less: FCM fees	(7,621.45)
Foreign currency gain/(loss)	2,619.35
Interest income	10,607.37

Total Income	100,411.34
EXPENSES
Management fees	22,125.31
Incentive fees	508.03

Total Expenses	22,633.34

Net Income (Loss)	$77,778.00

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	70,574.55852	$11,702,325.41	165.82
Current month additions	—	—
Current month redemptions	(19.23605)	(3,210.83)
Net Income (loss) for current month		77,778.00

Net Asset Value, end of current month	70,555.32247	$11,776,892.58	166.92

	Monthly rate of return		0.66%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - Winton Series 2

THE FRONTIER FUND BALANCED SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

January 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$(7,438,904.93)
Unrealized trading gain/(loss)	5,210,346.09
Less: commissions	(356,046.95)
Less: FCM fees	(165,531.64)
Foreign currency gain/(loss)	(26,248.97)
Interest income	56,903.27

Total Income	(2,719,483.13)
EXPENSES
Trading fees	7,508.53
Management fees	248,539.26
Incentive fees	382,097.99
Broker service fees	485,998.35

Total Expenses	1,124,144.13

Net Income (Loss)	$(3,843,627.26)

STATEMENT OF CHANGES IN NET ASSET VALUE

			*Aggregate Unit Value
	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	1,953,014.07091	$255,432,077.24	130.79
Current month additions	1,246.53423	161,128.52
Current month redemptions	(19,331.49584)	(2,475,268.71)
Net Income (loss) for current month		(3,843,627.26)

Net Asset Value, end of current month	1,934,929.10930	$249,274,309.79	128.83

	Monthly rate of return		-1.50%

* Please see your specific Class Statement of Income (Loss) for your unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - Balanced Series

THE FRONTIER FUND BERKELEY/GRAHAM/TIVERTON SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

January 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$(639,194.94)
Unrealized trading gain/(loss)	581,386.95
Less: commissions	(54,477.65)
Less: FCM fees	(25,380.26)
Foreign currency gain/(loss)	5,023.47
Interest income	6,619.30

Total Income	(126,023.13)
EXPENSES
Management fees	166,131.12
Incentive fees	—
Broker service fees	91,240.71

Total Expenses	257,371.83

Net Income (Loss)	$(383,394.96)

STATEMENT OF CHANGES IN NET ASSET VALUE
			*Aggregate Unit Value
	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	426,174.30550	$39,613,972.19	92.95
Current month additions	35.81386	3,268.40
Current month redemptions	(6,396.29912)	(578,032.77)
Net Income (loss) for current month		(383,394.96)

Net Asset Value, end of current month	419,813.82024	$38,655,812.86	92.08

	Monthly rate of return		-0.94%

* Please see your specific Class Statement of Income (Loss) for your unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - Berkeley/Graham/Tiverton Series

THE FRONTIER FUND CURRENCY SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

January 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$—
Unrealized trading gain/(loss)	(815.57)
Less: FCM fees	(2,739.92)
Interest income	(95.65)

Total Income	(3,651.14)
EXPENSES
Management fees	—
Incentive fees	—
Broker service fees	10,927.66

Total Expenses	10,927.66

Net Income (Loss)	$(14,578.80)

STATEMENT OF CHANGES IN NET ASSET VALUE

			*Aggregate Unit Value
	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	61,036.29671	$4,319,357.03	70.77
Current month additions	59.37140	4,238.23
Current month redemptions	(2,196.74313)	(158,067.06)
Net Income (loss) for current month		(14,578.80)

Net Asset Value, end of current month	58,898.92498	$4,150,949.40	70.48

	Monthly rate of return		-0.41%

* Please see your specific Class Statement of Income (Loss) for your unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - Currency Series

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

January 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$(3,136,852.70)
Unrealized trading gain/(loss)	2,766,326.98
Less: commissions	(51,626.09)
Less: FCM fees	(88,016.36)
Foreign currency gain/(loss)	(2,735.94)
Interest income	131,258.85

Total Income	(381,645.26)
EXPENSES
Management fees	294,429.41
Incentive fees	8,718.03
Broker service fees	45,748.91

Total Expenses	348,896.35

Net Income (Loss)	$(730,541.61)

STATEMENT OF CHANGES IN NET ASSET VALUE
			*Aggregate Unit Value
	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	499,966.47679	$70,960,727.21	141.93
Current month additions	10,063.71520	1,406,222.17
Current month redemptions	(10,117.26910)	(1,472,177.58)
Net Income (loss) for current month		(730,541.61)

Net Asset Value, end of current month	499,912.92289	$70,164,230.19	140.35

	Monthly rate of return		-1.11%

* Please see your specific Class Statement of Income (Loss) for your unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - Long/Short Commodity Series

THE FRONTIER FUND WINTON/GRAHAM SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

January 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$412,544.14
Unrealized trading gain/(loss)	(104,113.13)
Less: commissions	(16,244.12)
Less: FCM fees	(19,856.49)
Foreign currency gain/(loss)	11,040.89
Interest income	10,358.80

Total Income	293,730.09
EXPENSES
Management fees	104,095.06
Incentive fees	—
Broker service fees	64,649.11

Total Expenses	168,744.17

Net Income (Loss)	$124,985.92

STATEMENT OF CHANGES IN NET ASSET VALUE
			*Aggregate Unit Value
	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	282,831.84601	$30,773,686.70	108.81
Current month additions	51.94813	5,575.21
Current month redemptions	(6,542.26306)	(721,193.05)
Net Income (loss) for current month		124,985.92

Net Asset Value, end of current month	276,341.53108	$30,183,054.78	109.22

	Monthly rate of return		0.38%

* Please see your specific Class Statement of Income (Loss) for your unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - Winton/Graham Series

THE FRONTIER FUND WINTON SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

January 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$(49,472.64)
Unrealized trading gain/(loss)	455,144.71
Less: commissions	(3,092.64)
Less: FCM fees	(32,505.93)
Foreign currency gain/(loss)	11,165.57
Interest income	45,238.96

Total Income	426,478.03
EXPENSES
Management fees	94,451.07
Incentive fees	2,211.54
Broker service fees	100,742.71

Total Expenses	197,405.32

Net Income (Loss)	$229,072.71

STATEMENT OF CHANGES IN NET ASSET VALUE
			*Aggregate Unit Value
	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	342,278.73348	$50,048,124.52	146.22
Current month additions	127.40609	18,199.60
Current month redemptions	(2,199.89065)	(310,266.66)
Net Income (loss) for current month		229,072.71

Net Asset Value, end of current month	340,206.24892	$49,985,130.17	146.93

	Monthly rate of return		0.48%

* Please see your specific Class Statement of Income (Loss) for your unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - Winton Series